Exhibit 99.1

DeVry Education Group Announces Third Quarter Fiscal 2017 Results

DOWNERS GROVE, Ill.--(BUSINESS WIRE)--May 4, 2017--DeVry Education Group (NYSE:DV), a leading global education provider, today reported academic, operational and financial results for its fiscal 2017 third quarter ended March 31, 2017. DeVry Group also reported enrollment results at its Carrington College, Chamberlain University, DeVry University/Keller Graduate School of Management and DeVry Education of Brazil.

“We remain focused on laying the groundwork to return to consistent revenue growth, while further improving operating efficiencies across our organization,” said Lisa Wardell, president and CEO of DeVry Education Group. “We are committed to filling the global work force skills gaps that are prevalent in our society through our medical and healthcare, professional education and technology and business program offerings. I’m encouraged with the early traction of our new programs and remain confident that we are taking the right steps to strengthen our value proposition and enhance our growth potential.”

Selected financial data for the three months ended March 31, 2017:

  Total revenue of $452.1 million decreased 4.7 percent versus the prior year
  Net income of $39.9 million, compared to $51.9 million in the prior year; net income excluding special items was $44.9 million, compared to $45.6 million in the prior year
  Diluted earnings per share was $0.62, compared to $0.81 in the prior year; diluted earnings per share excluding special items was $0.70, compared to $0.71 in the prior year
  DeVry Group repurchased approximately 428,000 shares of common stock during the third fiscal quarter
  Cash and cash equivalents were $209.9 million as of March 31, 2017, compared to $330.2 million as of March 31, 2016. Outstanding bank borrowings were $120.0 million as of March 31, 2017

The fiscal 2017 third quarter results contained pre-tax restructuring charges of $7.8 million primarily related to DeVry University, Carrington College and DeVry Group home office.

Academic and Operating Highlights

In the quarter, DeVry Group realigned its reporting segments to reflect its current strategy.

Medical and Healthcare Segment

For the third quarter, segment revenue of $208.2 million decreased 1.0 percent compared to the prior year, with growth at Chamberlain University more than offset by decreased revenue at the medical and veterinary schools. Chamberlain revenue increased 2.4 percent to $124.9 million, while revenue for the medical and veterinary schools decreased 5.7 percent to $83.2 million.

Third quarter operating income for the segment, excluding special items, was $50.8 million, representing a decrease of 11.5 percent from the prior year.

Building on the strength of its brand and reputation, Chamberlain has broadened its reach in healthcare education through the establishment of Chamberlain University and the launch of a Master of Public Health (MPH) degree program within its new College of Health Professions. The Master of Public Health degree program enhances Chamberlain’s continued focus on providing health and wellness education, improving healthcare policy through interdisciplinary collaboration and making health a shared value across communities.

During the fiscal third quarter, Ross University School of Veterinary Medicine (Ross) was awarded a grant by the National Institutes of Health (NIH) to study mosquito-transmitted arboviruses such as chikungunya, dengue and Zika, which have emerged as global public health threats. Ross will study these viruses in an effort to advance the understanding of how they may be transmitted between animals and humans. Led by Ross, the research is a collaborative effort with investigators at Kansas State University and the University of Georgia. It is the first NIH grant awarded to a research team at Ross.

Professional Education

Third quarter segment revenue increased 25.9 percent to $29.8 million compared to the prior year, driven by the Association of Certified Anti-Money Laundering Specialists (ACAMS) acquisition. Segment operating income for the third quarter was $2.6 million, down from $5.9 million from the prior year, driven by a decline in revenue in Becker’s CPA review program and ACAMS revenue seasonality.

Becker has continued to focus on growing global revenue through its continuing education programs and through ACAMS.

Technology and Business

Third quarter segment revenue increased 28.6 percent to $61.8 million compared to the prior year. On a constant currency basis, revenue in the segment grew 5.3 percent driven in part by recent acquisitions. Segment operating income in the third quarter was $5.4 million, up from a loss of $1.6 million in the prior year.

DeVry Education of Brazil (DVE) introduced several programs during the quarter such as a new architectural program at Ibmec and a Master’s of Education degree program at Damásio. DVE is focused on leveraging its curriculum and its brands to attract new students.

DeVry Education of Brazil launched a new Ibmec campus in São Paulo during the third quarter, which is intended to expand the institution’s access to a broader student population in the primary economic center of the country.

US Traditional Postsecondary

In the third quarter, segment revenue decreased 20.8 percent to $153.0 million. Revenue at DeVry University decreased 23.7 percent to $119.4 million during the third quarter, compared to the prior year. Third quarter revenue at Carrington declined 8.3 percent to $33.5 million compared to the prior year.

The segment recorded breakeven operating income for the quarter, compared to $1.7 million in the prior year, excluding special items.

DeVry University achieved $32.9 million of cost savings in the third quarter compared to prior year, excluding special items. Additional cost reductions are expected in the fourth quarter of fiscal 2017 to maintain positive segment economics.

DeVry Group Outlook

Fourth quarter revenue is expected to be down 3 to 4 percent versus the prior year. Fourth quarter operating costs before special items are expected to decrease 4 to 5 percent versus the prior year.

For the full year, revenue is expected to be down 1 to 2 percent compared to the prior year and earnings before special items are expected to grow in the mid-teens range as compared to the prior year. Full year capital spending is expected to be in the $55-60 million range. The effective income tax rate for the fiscal year is expected to be in the range of 20 to 21 percent, before special items.

Conference Call and Webcast Information

DeVry Group will hold a conference call to discuss its fiscal 2017 third quarter financial results on May 4, 2017 at 4 p.m. Central (5 p.m. Eastern). The conference call will be led by Lisa Wardell, president and CEO, and Patrick Unzicker, CFO and treasurer.

For those wishing to participate by telephone, dial 877-407-6184 (domestic) or 201-389-0877 (international). Ask for the “DeVry Education Group Call” or use conference ID: 13655813. DeVry Group will also broadcast the conference call on DeVry Group's website at: http://www.investorcalendar.com/IC/CEPage.asp?ID=175878.

Please access the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

DeVry Group will archive a telephone replay of the call until Friday, May 19, 2017. To access the replay, dial 877-660-6853 (domestic) or 201-612-7415 (international). To access the webcast replay, please visit DeVry Group's website, or: http://www.investorcalendar.com/IC/CEPage.asp?ID=175878.

About DeVry Education Group

Since 1931 DeVry Education Group has empowered its students to achieve their educational and career goals. DeVry Education Group Inc. (NYSE: DV; member S&P MidCap 400 Index) is a leading global education provider and the parent organization of American University of the Caribbean School of Medicine, Becker Professional Education, Carrington College, Chamberlain University, DeVry Education of Brazil, DeVry University and its Keller Graduate School of Management, Ross University School of Medicine and Ross University School of Veterinary Medicine. For more information, please visit www.devryeducationgroup.com.

Certain statements contained in this release concerning DeVry Group's future performance, including those statements concerning DeVry Group's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry Group or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in DeVry Group's most recent Annual Report on Form 10-K for the year ending June 30, 2016 and filed with the Securities and Exchange Commission (SEC) on August 25, 2016 and its most recent Quarterly Report on Form 10-Q for the quarter ending December 31, 2016 and filed with the SEC on February 2, 2017.

Enrollment Results
	FY 2017	FY 2016	% Change
DeVry Education Group Student Enrollments
New students(1)	30,508	33,202	-8.1%
Total students(1)	151,169	158,300	-4.5%

Chamberlain University
March Session
New students (2)	2,713	2,429	+11.7%
Total students	29,726	27,694	+7.3%

Carrington College
3 months ending March 31, 2017
New students	1,892	2,058	-8.1%
Total students	6,026	7,181	-16.1%

DeVry University
Undergraduate – March Session
New students	2,545	2,970	-14.3%
Total students	22,192	28,069	-20.9%
Graduate – March Session
Coursetakers(3)	9,185	11,699	-21.5%

DeVry Education of Brazil(4)
March Semester
New students	22,531	24,768	-9.0%
Total students	79,564	79,280	+0.4%
1)	Includes the most recently reported enrollments at DeVry Group’s postsecondary institutions
2)	Post-licensure online programs only; pre-licensure campus-based programs start in September, January and May.
3)	The term “coursetaker” refers to the number of courses taken by a student. Thus one student taking two courses equals two coursetakers
4)	Excludes Damásio test prep students. Excluding the acquisition of Facimp, new student enrollment decreased 11.5% and total students enrollment decreased 2.2%.

DEVRY EDUCATION GROUP INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
PRELIMINARY

	March 31,	June 30,	March 31,
	2017	2016	2016
ASSETS:	(in thousands, except share and par value amounts)
Current Assets:
Cash and Cash Equivalents	$209,879	$308,164	$330,214
Marketable Securities and Investments	3,950	3,609	3,528
Restricted Cash	4,798	7,183	10,995
Accounts Receivable, Net	165,691	162,389	170,035
Prepaid Expenses and Other	44,274	36,760	36,754
Total Current Assets	428,592	518,105	551,526
Land, Building and Equipment:
Land	49,085	55,690	50,001
Building	477,200	488,347	478,253
Equipment	537,257	521,209	512,825
Construction in Progress	17,067	22,560	20,241
	1,080,609	1,087,806	1,061,320
Accumulated Depreciation	(593,627)	(566,043)	(548,980)
Land, Building and Equipment Held for Sale, Net	11,280	-	-
Land, Building and Equipment, Net	498,262	521,763	512,340
Other Assets:
Deferred Income Taxes, Net	35,497	52,608	24,242
Intangible Assets, Net	422,949	342,856	371,046
Goodwill	861,001	588,007	565,012
Perkins Program Fund, Net	13,450	13,450	13,450
Other Assets, Net	58,058	60,207	59,443
Total Other Assets	1,390,955	1,057,128	1,033,193
TOTAL ASSETS	$2,317,809	$2,096,996	$2,097,059

LIABILITIES:
Current Liabilities:
Accounts Payable	$46,521	$64,687	$54,222
Accrued Salaries, Wages and Benefits	80,965	93,328	88,472
Accrued Expenses	96,015	103,379	88,754
Deferred Revenue	178,664	100,442	170,106
Total Current Liabilities	402,165	361,836	401,554
Other Liabilities:
Revolving Loan	120,000	-	-
Deferred Income Taxes, Net	30,228	29,936	27,692
Deferred Rent and Other	104,492	118,025	108,349
Total Other Liabilities	254,720	147,961	136,041
TOTAL LIABILITIES	656,885	509,797	537,595
NONCONTROLLING INTEREST	6,600	5,112	3,529
SHAREHOLDERS' EQUITY:
Common Stock, $0.01 Par Value, 200,000,000 Shares Authorized; 62,618,000,
62,549,000 and 62,909,000 Shares Outstanding at March 31, 2017,
June 30, 2016 and March 31, 2016, respectively	778	765	764
Additional Paid-in Capital	404,800	372,175	364,006
Retained Earnings	1,837,738	1,771,068	1,794,012
Accumulated Other Comprehensive Loss	(37,013)	(42,467)	(91,348)
Treasury Stock, at Cost, 15,208,000, 13,990,000 and 13,521,000 Shares at
March 31, 2017, June 30, 2016 and March 31, 2016, respectively	(551,979)	(519,454)	(511,499)
TOTAL SHAREHOLDERS' EQUITY	1,654,324	1,582,087	1,555,935
TOTAL LIABILITIES, NONCONTROLLING INTEREST AND
SHAREHOLDERS' EQUITY	$2,317,809	$2,096,996	$2,097,059

DEVRY EDUCATION GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
PRELIMINARY

	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016
	(in thousands, except per share amounts)
REVENUE:
Tuition	$399,322	$425,966	$1,217,613	$1,243,624
Other Educational	52,767	48,255	140,718	128,212
Total Revenue	452,089	474,221	1,358,331	1,371,836
OPERATING COST AND EXPENSE:
Cost of Educational Services	239,244	252,867	729,704	738,965
Student Services and Administrative Expense	157,781	161,483	464,497	484,662
Restructuring Expense	7,771	2,873	17,868	39,870
Regulatory Settlements	-	-	56,252	-
Loss on Assets Held for Sale	-	-	4,764	-
Asset Impairment Charge	-	-	-	99,473
Gain on Sale of Assets	-	(3,849)	-	(3,849)
Total Operating Cost and Expense	404,796	413,374	1,273,085	1,359,121
Operating Income	47,293	60,847	85,246	12,715
INTEREST:
Interest Income	1,690	27	3,741	394
Interest Expense	(1,995)	(1,408)	(6,410)	(5,581)
Net Interest Expense	(305)	(1,381)	(2,669)	(5,187)
Income Before Income Taxes	46,988	59,466	82,577	7,528
Income Tax Provision	(6,966)	(7,536)	(2,651)	(683)
NET INCOME	40,022	51,930	79,926	6,845
Net Income Attributable to Noncontrolling Interest	(163)	(5)	(502)	(42)
NET INCOME ATTRIBUTABLE TO DEVRY EDUCATION
GROUP	$39,859	$51,925	$79,424	$6,803

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO
DEVRY EDUCATION GROUP SHAREHOLDERS:
Basic	$0.63	$0.81	$1.25	$0.11
Diluted	$0.62	$0.81	$1.24	$0.11

Cash Dividends Declared per Common Share	$-	$-	$0.18	$0.18

DEVRY EDUCATION GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
PRELIMINARY

	Nine Months Ended March 31,
	2017	2016
	(in thousands)
CASH FLOW FROM OPERATING ACTIVITIES:
Net Income	$79,926	$6,845
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Stock-Based Compensation Expense	13,292	13,989
Depreciation	53,928	59,349
Amortization	9,015	4,490
Impairment of Goodwill and Intangible Assets	-	99,473
Provision for Refunds and Uncollectible Accounts	67,210	61,710
Deferred Income Taxes	(1,388)	(13,793)
Loss on Disposals, Accelerated Depreciation and Adjustments to Land, Building and Equipment	3,369	12,810
Unrealized Loss on Assets Held for Sale	4,764	-
Realized Gain on Sale of Assets	-	(3,849)
Changes in Assets and Liabilities, Net of Effects from Acquisition Components:
Restricted Cash	2,385	(252)
Accounts Receivable	(69,155)	(83,744)
Prepaid Expenses and Other	(18,336)	(1,590)
Accounts Payable	(15,955)	(12,131)
Accrued Salaries, Wages, Benefits and Expenses	(22,781)	(2,461)
Deferred Revenue	63,179	78,843
NET CASH PROVIDED BY OPERATING ACTIVITIES	169,453	219,689
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(32,529)	(51,004)
Payment for Purchase of Businesses, Net of Cash Acquired	(330,567)	(170,577)
Marketable Securities Purchased	(82)	(94)
Cash Received on Sale of Assets	-	24,788
Purchase of Noncontrolling Interest of Subsidiary	-	(3,114)
NET CASH USED IN INVESTING ACTIVITIES	(363,178)	(200,001)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Exercise of Stock Options	20,390	271
Proceeds from Stock Issued Under Colleague Stock Purchase Plan	635	875
Repurchase of Common Stock for Treasury	(30,552)	(24,378)
Cash Dividends Paid	(11,414)	(11,563)
Payments of Seller Financed Obligations	(3,943)	(5,890)
Borrowings Under Revolving Credit Facility	465,000	-
Repayments Under Revolving Credit Facility	(345,000)	-
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	95,116	(40,685)
Effects of Exchange Rate Differences	324	(1,811)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(98,285)	(22,808)
Cash and Cash Equivalents at Beginning of Period	308,164	353,022
Cash and Cash Equivalents at End of Period	$209,879	$330,214

DEVRY EDUCATION GROUP INC.
SEGMENT INFORMATION
(Unaudited)
PRELIMINARY

	Three Months Ended March 31,			Nine Months Ended March 31,
	2017	2016	Increase (Decrease)	2017	2016	Increase (Decrease)
	(in thousands)
REVENUE:
Medical and Healthcare	$208,153	$210,215	(1.0)%	$609,331	$590,616	3.2%
Professional Education	29,810	23,683	25.9%	91,906	71,417	28.7%
Technology and Business	61,810	48,062	28.6%	193,437	121,405	59.3%
U.S. Traditional Postsecondary	152,951	193,008	(20.8)%	465,666	590,643	(21.2)%
Intersegment Elimination and Other	(635)	(747)	15.0%	(2,009)	(2,245)	10.5%
Total Consolidated Revenue	452,089	474,221	(4.7)%	1,358,331	1,371,836	(1.0)%
OPERATING INCOME (LOSS):
Medical and Healthcare	50,150	57,450	(12.7)%	146,166	140,920	3.7%
Professional Education	2,619	5,905	(55.6)%	8,810	15,638	(43.7)%
Technology and Business	5,358	(1,583)	NM	16,864	(1,447)	NM
U.S. Traditional Postsecondary	(5,724)	2,942	NM	(21,411)	(132,827)	83.9%
Reconciling Items:
Home Office and Other	(5,110)	(3,867)	(32.1)%	(65,183)	(9,569)	(581.2)%
Total Consolidated Operating Income	$47,293	$60,847	(22.3)%	$85,246	$12,715	570.4%

During the third quarter and first nine months of fiscal year 2017, DeVry Group recorded special items related to the following: (i) Restructuring charges related to severance for workforce reductions and real estate consolidations at the medical and veterinary schools which is part of the Medical and Healthcare segment, DeVry University and Carrington College ("Carrington") which are part of the U.S. Traditional Postsecondary segment, and DeVry Group's home office (not related to any segment) in order to align its cost structure with enrollments; (ii) Charges related to regulatory settlement agreements; and (iii) A charge related to an asset fair value write-down of its Pomona, California campus. During the third quarter and first nine months of fiscal year 2016, DeVry Group recorded special items related to the following: (i) Restructuring charges related to workforce reductions and real estate consolidations at DeVry University and real estate consolidations at Carrington in order to align its cost structure with enrollments; (ii) An asset impairment charge related to the write-down of Carrington's intangible assets and goodwill; (iii) A charge related to an asset fair value write-down at Becker Professional Education which is part of the Professional Education segment; and (iv) A gain on the sale of the DeVry University, Fremont, California campus and student housing facilities. The following tables illustrate the effects of the special items on DeVry Group’s operating income and net income. Management believes that the non-GAAP disclosure of operating income and net income excluding these special items provides investors with useful supplemental information regarding the underlying business trends and performance of DeVry Group’s ongoing operations and is useful for period-over-period comparisons of such operations given the special nature of the restructuring charges, regulatory settlements, loss on assets held for sale, an asset impairment charge and gain on sale of assets. DeVry Group uses these supplemental financial measures internally in its management and budgeting process. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, DeVry Group’s reported results prepared in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). The following tables reconcile these non-GAAP measures to the most directly comparable GAAP information (in thousands):

	Three Months Ended March 31,			Nine Months Ended March 31,
	2017	2016	Increase (Decrease)	2017	2016	Increase (Decrease)

Medical and Healthcare Operating Income	$50,150	$57,450	(12.7)%	$146,166	$140,920	3.7%
Restructuring Expense	667	-	NM	667	-	NM
Medical and Healthcare Operating Income
Excluding Special Items	$50,817	$57,450	(11.5)%	$146,833	$140,920	4.2%

Professional Education Operating Income	$2,619	$5,905	(55.6)%	$8,810	$15,638	(43.7)%
Restructuring Expense	-	300	NM	-	300	NM
Professional Education Operating Income
Excluding Special Items	$2,619	$6,205	(57.8)%	$8,810	$15,938	(44.7)%

U.S. Traditional Postsecondary Operation
Income (Loss)	$(5,724)	$2,942	NM	$(21,411)	$(132,827)	83.9%
Restructuring Expense	5,692	2,573	121.2%	13,180	39,570	(66.7)%
Regulatory Settlements	-	-	NM	4,102	-	NM
Loss on Assets Held for Sale	-	-	NM	4,764	-	NM
Asset Impairment Charge	-	-	NM	-	99,473	NM
Gain on Sale of Assets	-	(3,849)	NM	-	(3,849)	NM
U.S. Traditional Postsecondary Operating
Income (Loss) Excluding Special Items	$(32)	$1,666	NM	$635	$2,367	(73.2)%

Home Office and Other Operating Loss	$(5,110)	$(3,867)	(32.1)%	$(65,183)	$(9,569)	(581.2)%
Restructuring Expense	1,412	-	NM	4,021	-	NM
Regulatory Settlements	-	-	NM	52,150	-	NM
Home Office and Other Operating Loss
Excluding Special Items	$(3,698)	$(3,867)	4.4%	$(9,012)	$(9,569)	5.8%

NON-GAAP EARNINGS DISCLOSURE
PRELIMINARY

	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016
	(in thousands, except per share amounts)
Net Income	$39,859	$51,925	$79,424	$6,803
Earnings per Share (diluted)	$0.62	$0.81	$1.24	$0.11
Restructuring Expense	$7,771	$2,873	$17,868	$39,870
Effect on Earnings per Share (diluted)	$0.12	$0.04	$0.28	$0.62
Regulatory Settlements	$-	$-	$56,252	$-
Effect on Earnings per Share (diluted)	$-	$-	$0.88	$-
Loss on Assets Held for Sale	$-	$-	$4,764	$-
Effect on Earnings per Share (diluted)	$-	$-	$0.07	$-
Asset Impairment Charge	$-	$-	$-	$99,473
Effect on Earnings per Share (diluted)	$-	$-	$-	$1.54
Gain on Sale of Assets	$-	$(3,849)	$-	$(3,849)
Effect on Earnings per Share (diluted)	$-	$(0.06)	$-	$(0.06)
Income Tax Impact on Non-GAAP Adjustments	$(2,685)	$(5,356)	$(29,942)	$(28,250)
Effect on Earnings per Share (diluted)	$(0.04)	$(0.08)	$(0.46)	$(0.44)
Net Income Excluding Special Items, net of tax	$44,945	$45,593	$128,366	$114,047
Earnings per Share Excluding Special Items (diluted)	$0.70	$0.71	$2.01	$1.77
Diluted Shares used in EPS calculation	64,266	64,353	63,991	64,477

CONTACT:
DeVry Education Group
Investor Contact:
Joan Walter
630-353-3800
jwalter@devrygroup.com
or
Media Contact:
Ernie Gibble
630-353-9920
egibble@devrygroup.com